EX-99.906CERT

                                  CERTIFICATION

        In connection with the shareholder report of Pax World Balanced Fund, Inc. (the "Registrant") on Form N-CSR for the period ended December 31, 2004 (the "Report"), we, the undersigned, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                (1)     The Report fully complies with the requirements of
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended; and

                (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    March 25, 2005                    /s/ Thomas W. Grant
     -------------------------------       -------------------------------------
                                           Thomas W. Grant, President

                                           /s/ Janet L. Spates
                                           -------------------------------------
                                           Janet L. Spates, Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being "filed" as part of the Form N-CSR for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise subject to the liability of that section. Such certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Registrant specifically incorporates it by reference.